UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2008
Hiland Holdings GP, LP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-33018 (Commission File Number)	76-0828238 (IRS Employer Identification No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.01 and 7.01. Results of Operations and Financial Condition; Regulation and FD Disclosure.
     On August 7, 2008 the Registrant released its financial results for the second quarter of 2008.
     A copy of the Registrant’s press release announcing the financial results is attached as Exhibit 99.1 to this current report on Form 8-K. The press release also announces that Hiland Partners, LP has entered into agreements with third-party producers to construct and operate gathering pipelines, compression and related facilities in the Anadarko Basin of western Oklahoma and in the vicinity of the Kinta gathering system in eastern Oklahoma and that the Registrant’s general partner and Hiland Partners, LP’s general partner have each made certain changes to their management, including hiring Kent Christopherson as Vice President – Chief Operations Officer and appointing Robert Shain as Vice President – Chief Commercial Officer.
     The information furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01 “Regulation FD Disclosure,” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall this Report and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Certain Changes to Management Composition.
     Mr. Robert Shain, the current Vice President – Operations and Engineering of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP, has been appointed to the position of Vice President – Chief Commercial Officer, effective August 7, 2008.
     Mr. Shain’s decision to realign his position within the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP did not involve any disagreement with the general partner of Hiland Partners, LP or the general partner of Hiland Holdings GP, LP or any matter relating to the operations, policies or practices of either entity.
     On August 7, 2008, the Registrant announced the appointment of Mr. Kent C. Christopherson, age 50, as Vice President – Chief Operations Officer of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP, effective immediately.
     Mr. Christopherson will receive a base salary of $205,000 annually and will participate in the Hiland Partners, LP Long-Term Incentive Plan (previously filed as Exhibit 10.2 of the Hiland Partners, LP Registration Statement on Form S-1 (File No. 333-119908)), in accordance with previous practice, at levels commensurate with his position. Additionally, Mr. Christopherson will receive an award of 7,500 phantom units in Hiland Partners, LP, which will vest in four equal amounts over four years, will be reimbursed for certain relocation expenses and will be issued a company vehicle for business and personal use. Mr. Christopherson is eligible to participate in other benefit programs available to employees generally, including life, long-term disability, medical and dental insurance and vacation benefits.
     Mr. Christopherson is also eligible for an annual discretionary cash bonus, in an amount to be determined by the Board of Directors of the general partner of Hiland Partners with a target range equivalent to 50% of Mr. Christopherson’s base salary and consideration for additional payment based on Hiland Partners, LP’s and Mr. Christopherson’s individual performance.
     Prior to joining Hiland, Mr. Christopherson was employed by DCP Midstream Partners, L.P. and its predecessors since 1991, where he most recently served as Senior Director of Operating Excellence and Reliability Services since 2002. Prior to joining DCP, Mr. Christopherson was employed by Western Gas Resources and Flopetrol-Johnson Schlumberger.

     Mr. Christopherson earned a B.S. degree in Mining Engineering & Geology from the South Dakota School of Mines and Technology, a Masters of Business Administration degree from Nova Southeastern University and is a Certified Maintenance & Reliability Professional by the Society of Maintenance & Reliability Professionals and a Certified Lubrication Specialist by the Society of Tribologists & Lubrication Engineers. He has no relationships or related party transactions with Hiland Partners, Hiland Holdings or either of their respective general partners that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     A copy of the press release announcing Mr. Christopherson’s appointment as Vice President – Chief Operations Officer of both the general partner of Hiland Partners, LP and the general partner of Hiland Holdings GP, LP is being filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release issued by Hiland Holdings GP, LP on August 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC, its General Partner

By:	/s/ Matthew S. Harrison

	Name:	Matthew S. Harrison
	Title:	Chief Financial Officer, Vice President- Finance and Secretary
August 8, 2008